Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 17, 2004 (except for Note 2 and the second paragraph of Note 5, as to which the dates are November 8, 2004 and March 9, 2004, respectively), accompanying the consolidated financial statements and schedule II included in the Annual Report of Computer Horizons Corp. on Form 10-K/A for the year ended December 31, 2003.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Computer Horizons Corp. on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998, File No. 333-48877 and effective March 30, 1998), and on Forms S-8 (File No. 033-41726, effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995 and File No. 333-60751, effective August 5, 1998,  File No. 333-74579, effective March 17, 1999 and File No. 333-104126 effective March 28, 2003).

/s/ Grant Thornton LLP
GRANT THORNTON LLP
Edison, New Jersey
November 8, 2004